AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of August 6,
1997 (this "Agreement"), among Rose's Holdings, Inc., a Delaware corporation ("Holdings"), Rose's Transitory, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Transitory"), and Rose's Stores, Inc., a Delaware corporation ("Stores").

        WHEREAS, the Boards of Directors of Holdings,
Transitory, and Stores have each approved the merger (the
"Merger") of Transitory with and into Stores in accordance with the General Corporation Law of the State of Delaware ("Delaware
Law") and upon the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Holdings, Transitory, and Stores hereby agree as follows:


                           ARTICLE I

                            THE MERGER


        SECTION 1.1    The Merger.

        At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Transitory shall be merged with and into Stores, the separate corporate existence of Transitory shall cease, and Stores shall continue as the surviving corporation. Stores as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        SECTION 1.2    Effective Time.

        The Merger shall be consummated by delivering this Agreement or a Certificate of Merger to the Secretary of State of the State of Delaware for filing by the Secretary of State. The Certificate of Merger shall be filed on or before August 7,1997 and shall state that the Merger will become effective on August 7, 1997 (the "Effective Time").

        SECTION 1.3    Effect of the Merger.

        At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.
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Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, powers, franchises, and property of Transitory and Stores shall vest in the Surviving Corporation, and all restrictions, disabilities, duties, debts, and liabilities of Transitory and Stores shall become the restrictions, disabilities, duties, debts, and liabilities of the Surviving Corporation.

        SECTION 1.4    Certificate of Incorporation; By-Laws.

        At the Effective Time, the Certificate of Incorporation and By-Laws of Stores shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended, except that, effective as of the Effective Time, such Certificate of Incorporation will be amended as follows:

        (a) Article FOURTH shall be amended to read in its entirety as follows:

             "FOURTH: The Corporation shall have the authority to issue an aggregate of One Thousand (1,000) shares of capital stock. The authorized capital shall be divided into common stock (the
             "Common Stock") and preferred stock (the "Preferred Stock"). The Common Stock of the Corporation shall consist of Five Hundred
             (500) shares with no par value. The Preferred Stock of the Corporation shall consist of Five Hundred (500) shares with no par value."

        (b) Article SIXTEENTH, which shall read in its entirety as follows, shall be added thereto:

                  "SIXTEENTH:  Any act or transaction by or
             involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Rose's Holdings, Inc., a Delaware corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware or this Certificate of Incorporation."

        SECTION 1.5    Directors and Officers.

        The directors of the Surviving Corporation shall be the directors of Stores immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the officers of Stores immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

        SECTION 1.6    Conversion of Securities.

        At the Effective Time, by virtue of the Merger and without any action on the part of Transitory, Holdings, Stores, or the holders of any of the securities of Transitory, Holdings or Stores, Stores will become a wholly-owned subsidiary of Holdings, and the stockholders of Stores will become stockholders of Holdings. To effect the foregoing:

        (a) each share of common stock, no par value ("Stores Common Stock"), of Stores then held by Stores as a treasury share or then held by Transitory or Holdings shall be canceled and extinguished without payment of any consideration therefor and without any conversion thereof;

        (b) each share of Stores Common Stock then issued and outstanding (other than those referred to in Section 1.6(a)) shall, subject to and in accordance with Section 1.7 hereof, be converted into and thereafter shall represent the right to receive one validly issued, fully paid, and non-assessable share of common stock, no par value, of Holdings ("Holdings Common Stock");

        (c) each then outstanding warrant, option or other right to purchase or receive one share of Stores Common Stock (collectively, the "Stores Warrants") shall, subject to and in accordance with Section 1.7 hereof, be automatically canceled and extinguished and thereafter shall represent the right to receive one validly issued, fully paid and nonassessable warrant, option or other right (as the case may be) representing the right to purchase or receive, subject to the identical terms and provisions of the applicable Shares Warrant, one share of Holdings Common Stock (collectively, the "Holdings Warrants");

        (d) each share of common stock, no par value, of Transitory issued and outstanding immediately prior to the Effective Time shall be converted into and thereupon and thereafter shall represent one validly issued, fully paid, and non-assessable share of common stock, no par value, of the Surviving Corporation; and

        (e) each share of Holdings Common Stock held by Stores immediately prior to the Effective Time shall be canceled and extinguished without payment of any consideration therefor and without any conversion thereof.

        (f) Stores shall: (i) make any amendments to the [Warrant Agreement] and any other plan, agreement, or arrangement of Stores; (ii) use all reasonable best efforts to obtain any consents or releases; and (iii) take any other action necessary to effect the transactions contemplated by this Section 1.6. Notwithstanding any other provision of this Section 1.6, the transactions contemplated by this Section 1.6 may be delayed in respect of any Warrant until any necessary consents or releases are obtained.

        SECTION 1.7       Surrender and Exchange.

        (a) Prior to the Effective Time, Stores shall designate a commercial bank or trust company organized under the laws of the United States or any state of the United States with capital, surplus, and undivided profits of at least $100,000,000 to act as agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Stores Common Stock and Stores Warrants for certificates representing shares of Holdings Common Stock and Holdings Warrants.

        Each holder of shares of Stores Common Stock or Stores Warrants that have been converted into a right to receive shares of Holdings Common Stock or Holdings Warrants, upon surrender to the Exchange Agent of a certificate or certificates representing such shares of Stores Common Stock or Stores Warrants, together with a properly completed letter of transmittal covering such shares of Stores Common Stock or Stores Warrants, will be entitled to receive a certificate or certificates representing an equal number of shares of Holdings Common Stock or Holdings Warrants. After the Effective Time, each such certificate shall, until so surrendered, represent for all purposes only the right to receive such shares of Holdings Common Stock or Holdings Warrants.

        (b) After the Effective Time, there shall be no further registration of transfers of shares of Stores Common Stock or Stores Warrants outstanding prior to the Effective Time. If, after the Effective Time, certificates representing shares of Stores Common Stock or Stores Warrants outstanding prior to the Effective Time are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the shares of Holdings Common Stock or Holdings Warrants provided for, and in accordance with the procedures set forth, in this Agreement.

        (c) Any holder of Stores Common Stock or Stores Warrants who has not exchanged his shares of Stores Common Stock or Stores Warrants for shares of Holdings Common Stock or Holdings Warrants in accordance with this Section 1.7 within one year from the Effective Time shall thereafter look only to Holdings for transfer of his shares of Stores Common Stock or Stores Warrants. Notwithstanding the foregoing, no Stores Warrants shall be exchangeable after the date of expiration thereof.

        SECTION 1.8      Options and Restricted Shares.

        (a) Immediately following the Effective Time, each outstanding stock option (an "Option") granted under Stores's New Equity Compensation Plan (the "Option Plan"), whether or not then vested or exercisable, shall be converted into the right to receive an equal amount of Options to purchase Holdings Common Stock.

        (b) Immediately following the Effective Time, each outstanding Option and warrant granted under any plan, agreement, or arrangement of Stores, other than the Option Plan, whether or not then vested or exercisable, shall be canceled and the holders thereof shall be entitled to receive from Holdings, in cancellation and settlement of the Options, an equal amount of Options to purchase Holdings Common Stock.

        (c) Stores shall: (i) make any amendments to the Option Plan and any other plan, agreement, or arrangement of Stores; (ii) use all reasonable best efforts to obtain any consents or releases; and (iii) take any other action necessary to effect the transactions contemplated by this Section 1.8. Notwithstanding any other provision of this Section 1.8, the transactions contemplated by this Section 1.8 may be delayed in respect of any Option until any necessary consents or releases are obtained.


                           ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF HOLDINGS,
                     TRANSITORY AND STORES


        Each of Holdings, Transitory and Stores hereby repre-sents and warrants to each of the others that:

        SECTION 2.1    Corporate Organization.

        It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate, or lease the properties that it purports to own, operate, or lease and to carry on its business as it is now being conducted, and is in good standing in each jurisdiction where the character of its properties owned, operated, or leased or the nature of its activities makes such qualification necessary, except for such failures which, individually or in the aggregate, would not have a material adverse effect on its business.

        SECTION 2.2    Authority Relative to this Agreement.

        It has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder and thereunder. Its execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. It has duly executed and delivered this Agreement, which constitutes a legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.


                           ARTICLE III

AMENDMENT


        This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, except as provided by Delaware Law. This Agreement may be terminated any time prior to the Effective Time by the boards of directors of Holdings, Transitory or Stores notwithstanding approval of this Agreement by the stockholders of Holdings, Transitory or Stores.


                         [END OF TEXT]
PAGE

        IN WITNESS WHEREOF, Holdings, Transitory and Stores have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                       ROSE'S HOLDINGS, INC.


                       By:/s/ R. Edward Anderson______
                             Name:  R. Edward Anderson
                             Title: President



                       ROSE'S TRANSITORY, INC.


                       By:/s/ R. Edward Anderson______
                             Name:  R. Edward Anderson
                             Title: President



                       ROSE'S STORES, INC.


                       By:/s/ R. Edward Anderson______
                             Name:  R. Edward Anderson
                             Title: President




This Agreement has been adopted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, and the conditions specified in the first sentence of that Section 251(g) have been satisfied.


                          /s/ G. Templeton Blackburn, II
                          Name: G. Templeton Blackburn, II
                          Title:  Secretary of Rose's Stores, Inc.